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                                                                   EXHIBIT 10.21


                           AMARILLO BIOSCIENCES, INC.
                 OUTSIDE DIRECTOR AND ADVISOR STOCK OPTION PLAN

                           AMENDED AND RESTATED AS OF
                               SEPTEMBER 12, 1998

                              ARTICLE I -- GENERAL

1.01.  PURPOSES.

                  The purposes of this Outside Director and Advisor Stock Option Plan (the "Plan") are to: (1) closely associate the interests of the Outside Directors and Scientific Advisors of AMARILLO BIOSCIENCES, INC. ("ABI") and its Subsidiaries and Affiliates (collectively referred to as the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; (2) provide ABI's Outside Directors and Scientific Advisors with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; and (3) provide an incentive to Outside Directors and Scientific Advisors for continuous association with the Company. The Plan is not an incentive stock option plan within the meaning of
Section 422 of the Internal Revenue Code of 1986 (the "Code").

1.02.  ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by a Committee of persons appointed by the Board of Directors of ABI (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board.

                  (b) The Committee shall have the authority, in its sole discretion and from time to time, to:

                           (i) designate the Directors and Advisors eligible to participate in the Plan;

                           (ii) grant awards provided in the Plan in such form and amount, and subject to such vesting, as the Committee shall determine, provided that in no event shall the period for vesting be longer than that set forth in
                                    Section 2.04, below.

                           (iii) impose such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; and

                           (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.


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                  (c)       Decisions and determinations of the Committee on all
matters relating to the Plan shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

                  (d) With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

                  (e) All usual and reasonable expenses of the Committee shall be paid by the Company, and no member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. The Board of Directors and the Committee may employ attorneys, consultants, accountants or other persons, and the Board of Directors, the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors or the Committee in good faith shall be final and binding upon all person who have received awards, and upon the Company and all other interested persons. No member of Board of Directors or the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and the Company shall indemnify and hold harmless each member of the Board of Directors or the Committee against all loss, cost, expenses or damages, occasioned by any act or omission to act in connection with any such action, determination or interpretation under or of the Plan, consistent with the Company's certificate of incorporation and bylaws.

1.03.  AWARDS UNDER PLAN.

                  Each award under the Plan will include both:

                            (i)    Stock Options, as described in Article II;
                                   and

                            (ii)   Limited Rights, as described in Article III.

1.04.  AGGREGATE LIMITATION ON AWARDS.

                  (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of ABI ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be two hundred ten thousand (210,000) shares.

                  (b) In addition to shares of Common Stock actually issued pursuant to the exercise of Stock Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article III) shall have been exercised.



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                  (c)       Any shares of Common Stock subject to a Stock Option
which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

1.05.  EFFECTIVE DATE AND TERM OF PLAN.

                  (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the 1996 Annual Meeting of Shareholders of ABI.

                  (b) No awards shall be made under the Plan after the last day of the Company's 2001 fiscal year provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

                           ARTICLE II -- STOCK OPTIONS

2.01.  AWARD OF STOCK OPTIONS.

                  (a) The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more non-qualified stock options ("Options") to purchase for cash the number of shares of Common Stock allotted by the Committee.

                  (b) Each Outside Director shall be automatically granted an Option to purchase ten thousand (10,000) shares on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy. The foregoing notwithstanding, any Outside Director who has previously received an Option award as a Scientific Advisor under Section 2.01(c), below, shall be automatically awarded, in his capacity as an Outside Director, an option to purchase only five thousand (5,000) shares, instead of ten thousand (10,000) shares, although additional Options may be awarded by the Committee.

                  (c) Each Scientific Advisor who is not also serving as an Outside Director shall be automatically granted an Option to purchase five thousand (5,000) shares on the date on which such person first becomes a Scientific Advisor. The foregoing notwithstanding, any Scientific Advisor who has previously received an Option award as an Outside Director shall not automatically be awarded any additional Options as a Scientific Advisor, although additional Options may be awarded by the Committee.

                  (d) In the event any Option granted under the Plan would cause the number of shares subject to outstanding Options plus the number of shares previously purchased under Options to exceed the total number of shares available for issuance under the Plan, then the remaining Options shall be granted to persons qualifying for same, on a pro rata basis, and no further grants shall be


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made until such time, if any, as additional shares become available for grant under the Plan through action of the shareholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                  (e) Options may be granted only to Outside Directors and/or Scientific Advisors.

                  (f) Options granted under the Plan shall comply with the applicable provisions of Rule 16b-3 promulgated under the 1934 Act, or any successor provisions thereto, and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.

2.02.  STOCK OPTION AGREEMENTS.

                  The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03.  STOCK OPTION PRICE.

                  The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

2.04.  TERM AND EXERCISE.

                  Each Stock Option may be exercised during a period of ten years from the date of grant thereof (the "Option Term"), subject to the vesting schedule set forth below. The Committee may also in its sole discretion accelerate the exerciseability or vesting of any option or installment thereof at any time. No Stock Option shall be exercisable after the expiration of its Option Term.

                  VESTING SCHEDULE. Options awarded shall be exercisable, subject to the other terms and conditions of the Plan, only upon the expiration of the designated number of years of active association with the Company as an Outside Director or Scientific Advisor, from date of award, as provided below:

                            20% of Options awarded - 1 year
                            40% of Options awarded - 2 years
                            60% of Options awarded - 3 years
                            80% of Options awarded - 4 years
                           100% of Options awarded - 5 years



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2.05.  MANNER OF PAYMENT.

                  Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares with cash or in shares of the Common Stock, valued at the Fair Market Value per Share on the date of exercise.

2.06.  ISSUANCE OF SHARES.

                  As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

2.07.  DEATH OF OPTIONEE.

                  (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death.

                  (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's association may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

2.08.  DISABILITY.

                  Upon termination of the Optionee's association by reason of permanent disability (as defined herein), the Optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such Options are exercisable during such 36-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (i) 12 months after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement. For purposes hereof, "permanent disability" shall have the meaning set forth in Section 22(e)(3) of the Code or any successor provision thereto.

2.09.  TERMINATION FOR OTHER REASONS.

                  Except as provided in Sections 2.07 and 2.08, or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the Optionee's association with the Company as an Outside Director or Scientific Advisor; provided, however, that if the


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Optionee's association was involuntarily terminated (with or without cause),
Optionee may exercise, during a 90-day period commencing with date of termination, all Options theretofore vested, or which vest during said 90-day period, under the Vesting Schedule set forth in Paragraph 2.04, above. At the end of the 90-day period, all rights of such Optionee under any then outstanding option or right shall terminate and shall be forfeited immediately as to any unexercised portion thereof.

2.10.  EFFECT OF EXERCISE.

                  The exercise of any Stock Option shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Option.

2.11.  RULE 16b-3 EXEMPTION.

                  Options granted under the Plan shall comply with the applicable provisions of Rule 16b-3 promulgated under the 1934 Act, or any successor provisions thereto, and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.

                          ARTICLE III -- LIMITED RIGHTS

3.01.  AWARD OF LIMITED RIGHTS.

                  Concurrently with the award of each Stock Option, there shall automatically be awarded to the Optionee, with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Common Stock in lieu of exercising the Option ("Limited Right").

3.02.  LIMITED RIGHTS AGREEMENT.

                  Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

3.03.  EXERCISE PERIOD.

                  Limited Rights shall (and must) be exercised immediately preceding or simultaneous with the date of a Change in Control of ABI (the "Exercise Period"), and all Limited Rights held by the Optionee shall be exercised during such Exercise Period, without regard to the Vesting Schedule set forth in Paragraph 2.04; provided, however, that if a Change in Control shall have occurred without notice or opportunity for exercise of Limited Rights, then the Limited Rights shall be exercised as soon as practicable after a determination has been made that a "Change in Control" has occurred, or has been deemed to have occurred.



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                  As used in the Plan, a "Change in Control" shall be deemed to have occurred if

                  (a) individuals who were directors of ABI immediately prior to a Control Transaction shall cease, within one year of such Control Transaction, to constitute a majority of the Board of Directors of ABI (or of the Board of Directors of any successor to ABI or to all or substantially all of its assets), or

                  (b) any entity, person or Group other than ABI or a Subsidiary of ABI or Hayashibara Biochemical Laboratories, Inc. or an Affiliate thereof acquires shares of ABI in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially fifty-one percent (51%) or more of the outstanding shares.

                  As used herein, "Control Transaction" shall be

                            (i) any tender offer for or acquisition of capital stock of ABI,

                            (ii) any merger, consolidation, or sale of all or substantially all of the assets of ABI which has been approved by the shareholders,

                            (iii) any contested election of directors of ABI, or

                            (iv)   any combination of the foregoing;

which results in a change in voting power sufficient to elect a majority of the Board of Directors of ABI. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the 1934 Act, as amended.

3.04.  AMOUNT OF PAYMENT.

                  The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Fair Market Value per share of Common Stock covered by the related Option on the date the Option was granted and the Market Price of a share of such Common Stock. Market Price is defined to be the greater of (i) the highest price per share of the Company's Common Stock paid in connection with any Change in Control and (ii) the highest price per share of the Company's Common Stock paid pursuant to an unsolicited brokerage transaction during the 60-day period prior to the Change in Control.

3.05.  FORM OF PAYMENT.

                  Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 3.04, shall be made solely in cash.



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3.06.  EFFECT OF EXERCISE.

                  If Limited Rights are exercised, the Stock Options related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated.

3.07.  DISABILITY.

                  Upon termination of the Optionee's association with the Company as either an Outside Director or Scientific Advisor by reason of permanent disability (as determined by the Committee), the Optionee may, within 36 months from the date of termination, exercise any Limited Right to the extent such Limited Right is otherwise exercisable during such 36-month period.

3.08.  DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS.

                  Except as provided in Section 3.07, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's association with the Company as either an Outside Director or Scientific Advisor or upon the death of the Optionee.

                           ARTICLE IV -- MISCELLANEOUS

4.01.  GENERAL RESTRICTION.

                  Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.02.  NON-ASSIGNABILITY.

                  Unless otherwise provided in the agreement with the Optionee, Options shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, and during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative. If provided in the agreement with the Optionee, Options and rights may be transferred by the holder to Permitted Transferees, provided that there cannot be any consideration for the transfer. "Permitted Transferee" means a member of a holder's immediate family, trusts for the benefit of such immediate family members, and partnerships in which


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the holder and such immediate family members are the only partners. An immediate family member shall include a holder's descendants, spouse, and spouses of descendants.

4.03.  RIGHT TO TERMINATE ASSOCIATION.

                  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in association with the Company or affect any right which the Company or the shareholders of the Company may have to terminate the association of such participant.

4.04.  RIGHTS AS A SHAREHOLDER.

                  The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.05.  DEFINITIONS.

                  In this Plan the following definitions (along with other definitions elsewhere set forth in the Plan) shall apply:

                  (a) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with ABI.

                  (b)       "Board" means the Board of Directors of ABI.

                  (c) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                            (i)     If the Common Stock is listed on any
                                    established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                           (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in


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                                    The Wall Street Journal or such other
                                    source as the Board deems reliable; or

                           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

                  (d) "Option" or "Stock Option" means all or any Options granted under the Plan.

                  (e) "Option Price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option.

                  (f) "Outside Director" means a director of ABI, who is not an employee of the Company.

                  (g) "Scientific Advisor" means a person named by the Board of Directors of ABI to serve on the Company's Board of Scientific Advisors.

                  (h) "Shares" or "shares," unless otherwise specified, shall mean shares of Common Stock.

                  (i) "Subsidiary" means any corporation of which, at the time, more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by ABI or any Subsidiary thereof.

4.06.  ADJUSTMENTS.

                  In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, the amount and terms of any Limited Rights theretofore awarded under the Plan, and any and all other matters deemed appropriate by the Committee.

4.07.  AMENDMENT OF THE PLAN.

                  (a) Subject to subsection (b), the Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

                  (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not


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extend the term of the Plan. ABI shall seek and obtain shareholder approval of any amendment to increase the number of shares of Common Stock which may be issued under the Plan or for any other amendment to the Plan to the extent that such increase or other amendment requires shareholder approval under the requirements of the stock exchange or market system under which shares of Common Stock of the Company are then listed or the Internal Revenue Code of 1986 or other laws then in effect and applicable to the Company and the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant affect his rights under an award previously granted to him.





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